UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2013

CNL Healthcare Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54685	27-2876363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

CNL Healthcare Trust, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Calvert Medical Office Building Portfolio

On June 26, 2013, CHP Partners, LP, the operating partnership (“the “Operating Partnership”) of CNL Healthcare Properties, Inc. (“us,” “we,” “our,” or the “Company”), entered into two related purchase agreements to acquire six medical office buildings and associated assets with parties related to the Calvert Memorial Hospital of Calvert County (“Calvert Memorial Hospital”) in southern Maryland.

The first purchase agreement was entered into with Calvert Medical Office Building Limited Partnership (“Calvert Medical Office Building LP”) to acquire ground lease interests in the land and a fee simple interest in the improvements which constitute a three-story medical office building (“Calvert MOB I”) for a purchase price of approximately $7.31 million, subject to adjustment for rents and other payments.

Also on June 26, 2013, the Operating Partnership entered into a second purchase agreement to acquire for an aggregate purchase price of approximately $38.9 million, subject to adjustment for rents and other payments: (i) ground lease interests in the land and a fee simple interest in the improvements which constitute a three-story medical office building (“Calvert MOB II”) from CMH II Holding Co., a Maryland non-stock corporation (“CMH Holding II”); (ii) ground lease interests in the land and a fee simple interest in the improvements which constitute a three-story medical office building (“Calvert MOB III”) from CMH Holding II; (iii) ground lease interests in the land and a fee simple interest in the improvements which constitute a four-story medical office building (the “Calvert Medical Arts Center”) from Calvert Medical Arts Center, LLC, a Maryland limited liability company (“Calvert Medical Arts”); (iv) ground lease interests in the land and a fee simple interest in the improvements which constitute a two-story medical office building (the “Dunkirk Building”) from CMH Holding II; (iv) sublease interests in the land and improvements which constitute a two-story medical office building (the “Solomons Island Building”) from CMH Holding Co., a Maryland non-stock corporation (“CMH Holding”); and (vi) sublease interests in the land underling the parking adjacent to the Solomon Island Building ( the “Solomons Island Parking”) from CMH Holding.

Calvert Memorial Hospital owns a partnership interest in Calvert Medical Office Building LP. Each of CMH Holding, CMH Holding II Calvert Medical Arts (collectively with Calvert Medical Office Building LP, the Sellers”), are affiliates of Calvert Memorial Hospital. However, none of the Sellers nor Calvert Memorial Hospital is an affiliate of the Company.

Pursuant to the purchase agreements, the Company will also acquire the interests of the Sellers in existing leases or subleases, as applicable, relating to the acquired properties and certain related agreements and fixed assets and other furnishings.

Calvert MOB I, Calvert MOB II, Calvert MOB III, Calvert Medical Arts Center, the Solomons Island Building, Solomons Island Parking and the Dunkirk Building are collectively referred to as the “Calvert Medical Office Properties.”

Calvert Memorial Hospital is the ground lessor of each of Calvert MOB I, Calvert MOB II, Calvert MOB III, and the Calvert Medical Arts Center. Certain individuals are the ground lessors of the Solomons Island Building and the Board of the County Commissioner of Calvert County is the ground lessor of the Solomons Island Parking.

The following table lists each of the properties, its location, square footage, and year built:

Calvert Medical Office Properties	Location	Capacity (Square Feet)	Year Built

Calvert MOB I	Prince Frederick, MD	32,896	1991
Calvert MOB II	Prince Frederick, MD	38,473	1999
Calvert MOB III	Prince Frederick, MD	8,411	2000
Calvert Medical Arts Center	Prince Frederick, MD	69,514	2009
Solomons Island Building	Solomon, MD	27,795	1999
Solomons Island Parking	Solomon, MD	—	1999
Dunkirk Building	Dunkirk, MD	22,626	1997

Total:		199,715

Following the closing of the acquisition of the Calvert Medical Office Properties, Calvert MOB I, Calvert MOB II, Calvert MOB III, Calvert Medical Arts Center and the Dunkirk Building will be subject to long-term ground leases with Calvert Memorial Hospital owning the underlying land. Following the closing of the acquisition, the Solomons Island Building and the Solomons Island Parking Lot will be subject to long-term subleases with Calvert Memorial Hospital owning the leasehold interests.

The Company has initially funded escrowed earnest money deposits in the aggregate amount of $249,750. We are currently conducting our due diligence investigation of the contemplated transactions, and upon expiration of a 45-day inspection period on August 9, 2013, unless extended, a second deposit in the total amount of $249,750 will become due and non-refundable, for an aggregate total amount of $499,500. Such purchase deposit will be applied toward the purchase price of the Calvert Medical Office Properties at closing or refunded to us if we terminate the Purchase Agreements before the end of the specified due diligence period.

If acquired, the leases for each of the Calvert Medical Office Properties are expected to be long-term triple-net leased and are expected to have multiple tenants. Fifty-five percent of the Calvert Medical Office Properties are expected to be leased to Calvert Memorial Hospital or its affiliates.

The Calvert Medical Office Properties are expected to be managed by Holladay Properties, a third-party property manager, focused on leasing and property management. Holladay Properties, a non-affiliated company, is the largest private healthcare property management and development group in the U.S. The healthcare division of Holladay Properties was launched in 1986 and has managed more than 500 healthcare properties. As previously announced on June 27, 2013, we anticipate that Holladay Properties will manage certain of our medical office building properties for which we have entered into a purchase agreement with affiliates of Montecito Medical Investment Company.

The Company expects to finance approximately $29.4 million of the aggregate purchase price of the Calvert Medical Office Properties under a long-term loan. While we have been evaluating financing options to date, we have not entered into any binding financing commitments. No assurance can be given that we will obtain financing on terms acceptable to us, if at all.

The acquisition of the Calvert Medical Office Properties is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. Assuming that outstanding contingencies are satisfied, we anticipate that the closing of the Calvert Medical Office Properties will take place in August 2013.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Purchase Agreement made and entered into as of June 26, 2013 by and among CMH Holding Co., CMH II Holding Co., Calvert Medical Arts Center, LLC and CHP Partners, LP (Filed herewith.)

10.2	Purchase Agreement made and entered into as of as of June 26, 2013 by and among Calvert Medical Office Building Limited Partnership and CHP Partners, LP (Filed herewith.)

Caution Concerning Forward-Looking Statements

The information above contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Some factors that might cause such a difference include, but are not limited to, the following: risks associated with our investment strategy; a worsening economic environment in the U.S. or globally, including financial market fluctuations; risks associated with real estate markets, including declining real estate values; availability of proceeds from our offering of our shares; our failure to obtain, renew or extend necessary financing or to access the debt or equity markets; the use of debt to finance our business activities, including refinancing and interest rate risk and our failure to comply with debt covenants; our ability to identify and close on suitable investments; failure to successfully manage growth or integrate acquired properties and operations; risks related to development projects or acquired property value-add conversions, including construction delays and cost overruns; inability to obtain necessary permits and/or public opposition to these activities; our ability to make necessary improvements to properties on a timely or cost-efficient basis; competition for properties and/or tenants; defaults on or non-renewal of leases by tenants; failure to lease properties on favorable terms or at all; the impact of current and future environmental, zoning and other governmental regulations affecting our properties; the impact of changes in accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis; inaccuracies of our accounting estimates; unknown liabilities of acquired properties or liabilities caused by property managers or operators; material adverse actions or omissions by any joint venture partners, if applicable; increases in operating costs and other expenses; uninsured losses or losses in excess of our insurance coverage; the impact of outstanding and/or potential litigation; risks associated with our tax structuring; failure to qualify and maintain our REIT qualification; and our ability to protect our intellectual property and the value of our brand. Given these uncertainties, we caution you not to place undue reliance on such statements. For further information regarding risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q, and our registration statement on Form S-11 and the sticker supplements and amendments thereto, copies of which may be obtained from our Web site at http://www.cnlhealthcareproperties.com.

We undertake no obligation to publicly release the results of any revisions to these forward looking-statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2013		CNL HEALTHCARE PROPERTIES, INC.
a Maryland Corporation

	By:	/s/ Joseph T. Johnson
Joseph T. Johnson
Chief Financial Officer, Senior Vice President and Treasurer